Exhibit 99.1

Neos Therapeutics Reports First Quarter 2019 Financial Results

— Company to host conference call today at 8:30am ET —

DALLAS and FORT WORTH, Texas, May 9, 2019 — Neos Therapeutics, Inc. (Nasdaq: NEOS), a pharmaceutical company focused on developing, manufacturing and commercializing innovative extended-release (XR) products using its proprietary modified-release drug delivery and orally disintegrating tablet (ODT) technology platforms, today reported financial results for the first quarter ended March 31, 2019 and provided a business update.

“We continued to make solid progress as we execute our new commercial strategy for our ADHD product portfolio. Throughout the first quarter, we realized improvements in net revenue per pack, primarily driven by our focus on more profitable business channels and market segments,” said Jerry McLaughlin, President and Chief Executive Officer. “Additionally, we implemented a number of new initiatives designed to foster the long-term growth of our business. We expect to demonstrate the impact of these cumulative strategies with continued increases in net revenue per pack, growth in prescription volume and increased market share in our target prescriber base during the second half of 2019. Turning to our pipeline, we have advanced the IND-enabling studies for NT0502, our product candidate for the treatment of sialorrhea, and anticipate commencing a Phase 1 clinical trial for this molecule in the first half of 2020.”

Recent Corporate Highlights

•                  Demonstrated Continued Growth in Key Commercial Metrics: Neos’ two core commercial attention deficit hyperactivity disorder (ADHD) products, Adzenys XR-ODT® and Cotempla XR-ODT®, delivered strong growth in both prescriptions and net revenue per pack for the three months ended March 31, 2019 compared to the same period in 2018.

	Prescriptions*			Net Revenue per Pack
	Q1 2019	Q1 2018	% Change	Q1 2019	Q1 2018	% Change
Adzenys XR-ODT®	58,757	54,495	7.8%	$109	$86	26.7%
Cotempla XR-ODT®	41,198	28,947	42.3%	$102	$70	45.7%

* As reported by IQVIA

•                  Launched Neos RxConnect, a New Co-Pay Program for Commercially Insured Patients: In the first quarter of 2019, the Company launched Neos RxConnect, a Neos-sponsored patient co-pay assistance program operating through retail and independent network pharmacies. This “best-in-class” program is designed to enhance access to Neos medicines for commercial patients and healthcare providers by reducing patient co-pays and simplifying the process for filling prescriptions at participating pharmacies.  The Company expects to expand this program to additional pharmacies throughout 2019.

•                  NT0502 on Track to Enter the Clinic in 1H 2020: NT0502 is a new chemical entity and a selective muscarinic receptor antagonist that will utilize the same proprietary microparticle technology used in the Company’s four approved products. NT0502 is being developed to address the significant unmet medical needs for the treatment of chronic sialorrhea (excessive drooling) in adult and pediatric patients with neurological conditions, including cerebral palsy, Parkinson’s disease, mental retardation and amyotrophic lateral sclerosis (ALS). Investigational New Drug (IND)-enabling studies are ongoing and the Company anticipates initiating a Phase 1 clinical trial in the first half of 2020.

Select Financial Results for the First Quarter Ended March 31, 2019

•                  Total product revenues were $14.6 million for the three months ended March 31, 2019, compared to $10.7 million for the same period in 2018.

	Q1 2019	Q1 2018	% Change
Adzenys XR-ODT	$6.7MM	$5.0MM	34%
Cotempla XR-ODT	$5.8MM	$3.6MM	61%
Generic Tussionex	$2.0MM	$1.9MM	5%
Total	$14.6MM	$10.7MM	36%

*Adzenys ER revenue was negligible in Q1 2019 and 2018.

•                  The Company reported a gross profit of $8.2 million for the three months ended March 31, 2019, compared to a gross profit of $5.5 million for the same period in 2018.

•                  Research and development expenses for the three months ended March 31, 2019, were $3.2 million compared to $1.7 million for the same period in 2018.  The increase in expense was primarily attributable to clinical trial expenses associated with the Company’s Adzenys XR-ODT post marketing commitments.

•                  Selling and marketing expenses were $7.1 million for the three months ended March 31, 2019, compared to $13.0 million for the same period in 2018.

•                  General and administrative expenses for the three months ended March 31, 2019, were $3.8 million compared to $3.3 million for the same period in 2018.

•                  The Company reported a net loss of $7.6 million, or $0.15 per share, for the three months ended March 31, 2019, compared to a net loss of $14.4 million, or $0.50 per share, for the same period in 2018.

•                  At March 31, 2019, the Company held $40.0 million in cash and cash equivalents and short-term investments.

Conference Call Details

Neos management will host a conference call and live audio webcast to discuss results and provide a Company update at 8:30 a.m. ET today. The live call may be accessed by dialing (877) 388-8985 for domestic calls, or (562) 912-2654 for international callers, and referencing conference ID number 5799342. A live audio webcast for the conference call will be available on the Investor Relations page of the Company’s website at http://investors.neostx.com/. Following the conclusion of the call, the webcast will be available for replay for 30 days.

About Neos Therapeutics

Neos Therapeutics, Inc. (NASDAQ: NEOS) is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER® (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD, are three approved products using the Company’s extended-release  technology platform. Additional information about Neos is available at www.neostx.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, commercial products, including the intended benefits of the Company’s new initiatives to foster the long-term growth of its business, clinical development of its therapeutic candidates, including its development plans for its product candidates, plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the net sales, profitability, and growth of the Company’s commercial products, including whether the Company will realize improvements in net revenue per pack, prescription volume and market share in the Company’s target prescribed base during the second half of 2019, whether other initiatives will foster the long-term growth of the business, or whether the RxConnect program will expand to additional pharmacies throughout 2019; the status, timing, costs, results and interpretation of the Company’s clinical trials or any future trials, including whether the Company will be able to commence a Phase 1 clinical trial of NT0502 in the first half of 2020; the uncertainties inherent in conducting clinical trials; expectations for regulatory interactions, submissions and approvals; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties related to the Company’s intellectual property; other matters that could affect the availability or commercial potential of the Company’s commercial products or therapeutic candidates; and other factors discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$32,760	$46,478
Short-term investments	7,205	—
Accounts receivable, net of allowances for chargebacks and cash discounts of $2,164 and $1,865, respectively	23,222	27,801
Inventories	11,276	10,367
Other current assets	2,555	4,032
Total current assets	77,018	88,678

Property and equipment, net	7,532	7,914
Operating lease right-of-use assets	3,381	—
Intangible assets, net	14,016	14,616
Other assets	149	149

Total assets	$102,096	$111,357

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$8,552	$12,730
Accrued expenses	34,118	35,818
Current portion of operating lease liabilities	571	—
Current portion of long-term debt	8,615	8,557

Total current liabilities	51,856	57,105

Long-Term Liabilities:
Long-term debt, net of current portion	43,266	43,217
Operating lease liabilities	3,775	—
Derivative liability	1,888	2,017
Deferred rent	—	989
Other long-term liabilities	183	184

Total long-term liabilities	49,112	46,407

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 100,000,000 authorized at March 31, 2019 and December 31, 2018; 49,756,317 and 49,722,516 issued and outstanding, respectively, at March 31, 2019; 49,710,104 and 49,676,303 issued and outstanding, respectively, at December 31, 2018	50	50
Treasury stock, at cost, 33,801 shares at March 31, 2019 and December 31, 2018	(352)	(352)
Additional paid-in capital	326,014	325,130
Accumulated deficit	(324,583)	(316,983)
Accumulated other comprehensive loss	(1)	—

Total stockholders’ equity	1,128	7,845

Total liabilities and stockholders’ equity	$102,096	$111,357

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Net product sales	$14,634	$10,729

Cost of goods sold	6,396	5,221
Gross profit	8,238	5,508

Research and development expenses	3,197	1,691
Selling and marketing expenses	7,069	12,990
General and administrative expenses	3,793	3,345

Loss from operations	(5,821)	(12,518)

Interest expense	(2,115)	(2,220)
Other income, net	336	302

Net loss	$(7,600)	$(14,436)

Weighted average common shares outstanding used to compute net loss per share, basic and diluted	49,703,563	28,996,956

Net loss per share of common stock, basic and diluted	$(0.15)	$(0.50)

Contacts:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com